EXHIBIT 3.3

BY-LAWS

OF DIRECTVIEW HOLDINGS, INC.
(a Delaware corporation)

1.    MEETING OF SHAREHOLDERS.

1.1 Annual Meeting. The annual meeting of shareholders shall be held on a date fixed by the Board of Directors as soon as practicable after the completion of the audit of the Company's financial statements for the previous year, and shall be held at a place and time determined by the board of directors (the "Board").

1.2 Special Meetings. Special meetings of the shareholders may be called by resolution of the Board (or by the Chairman of the Board) or by the President and shall be called by the President or Secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the Board, or upon written request of a majority of stockholders entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

1.3 Place of Meeting. Meetings of the shareholders may be held in or outside Delaware.

1.4 Notice of Meetings; Waiver of Notice. Written notice of each meeting of shareholders shall be given to each shareholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any shareholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required by law. Each notice of meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a shareholder at his address on the Corporation's records. The attendance of any shareholder at a meeting, without protesting at the beginning of the meeting the lack of notice of the meeting, shall constitute a waiver of notice by him.

1.5 Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum a majority in voting interest of those present or, in the absence of all the shareholders, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.6 Voting; Proxies. Each shareholder of record shall be entitled to one vote for every share registered in his name and may attend meetings and vote either in person or by proxy. Corporate action to be taken by shareholder vote, including the election of directors, shall be authorized by a majority of the votes cast at a meeting of shareholders, except as otherwise provided by law or by section 1.7 of these by-laws. Directors shall be elected in the manner provided in section 2.1 of these by-laws. Voting need not be by ballot unless requested by a shareholder at the meeting or ordered by the chairman of the meeting. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after three years from its date unless it provides otherwise.

1.7 Action by Shareholders Without a Meeting. Any shareholder action may be taken without a meeting, without prior notice and without a vote, if written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

2.    BOARD OF DIRECTORS.

2.1 Number, Qualification, Election and Term of Directors. The business of the Corporation shall be managed by the Board, which shall consist of not less than 1 director who shall be at least 21 years old. The number of directors may be changed by resolution of a majority of the entire Board or by the shareholders, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of shareholders by a plurality of the votes cast and shall hold office until the next annual meeting of shareholders and until the election of their respective successors.

2.2 Quorum and Manner of Acting. A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.10 of these by-laws. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, except as otherwise provided by section 2.3 of these by-laws. Where these by-laws specify a single director, a single director shall constitute a quorum. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

2.3 Action by Board without a Meeting. Any Board action (or action of any committee thereof) may be taken without a meeting if all members of the Board (or of the committee) consent in writing to the adoption of a resolution authorizing the action, and the writing or writings are filed with the minutes of the proceedings of the board (or committee).

2.4 Participation by Telephone. Anyone or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

2.5 Place of Meetings. Meetings of the Board may be held in or outside Delaware.

2.6 Annual and Regular Meetings. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of shareholders and at the same place, or (b) as soon as practicable after the annual meeting of shareholders, on notice as provided in section 2.8 of these by-laws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

2.7 Special Meetings. Special meetings of the Board may be called by the President or by anyone of the directors. Only business related to the purposes set forth in the notice of meeting may be transacted at a special meeting.

2.8 Notice of Meetings; Waiver of Notice. Notice of the time and place f each special meeting of the Board, and of each annual meeting not held immeiately after the annual meeting of shareholders and at the same place, shall be iven to each director by mailing it to him at his residence or usual place of usiness at least three days before the meeting, or by delivering or telephoning or telegraphing it to him at least two days before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice efore or after the meeting, or who attends the meeting without protesting the lack of notice to him, either before the meeting or when it begins. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

2.9 Resignation and Removal of Directors. Any director may resign at any time. Any or all of the directors may be removed at any time, either with or without cause, by vote of a majority of the shareholders then entitled to vote at an election of directors, and any of the directors may be removed for cause by the board.

2.10 Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

2.11 Compensation. Directors shall receive such compensation as the board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

3.    COMMITTEES.

The Board, by resolution adopted by a majority of the entire Board, may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, to serve at the Board's pleasure, with such powers and duties as the Board determines subject to the provisions of the Delaware General Corporation Law.

4.    OFFICERS.

4.1 Number; Security. The executive officers of the Corporation shall be the Chairman, the Chief Executive Officer, the President, the Secretary, the Treasurer, and such other officers as may from time to time be chosen by the Board of Directors. All offices may be held by the same person.

4.2 Election; Term of Office. The executive officers of the Corporation shall be elected annually by the Board, and each officer shall hold office until the next annual meeting of the Board and until the election of his successor.

4.3 Subordinate Officers. The Board may appoint subordinate officers (including Assistant Secretaries and Assistant Treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

4.4 Resignation and Removal of Officers. Any officer may resign at any time. Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed by the affirmative vote of a majority of the Board either with or without cause.

4.5 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in sections 4.2 and 4.3 of these by-laws for the election or appointment to the office.

4.6. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors.

4.7 The Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall be responsible for formulating the financial and operational policies of the Corporation, and supervising the execution thereof.

4.8 The President. The President shall be the chief operating officer of the Corporation. Subject to the control of the Board of Directors and the Chief Executive Officer, the President shall be responsible for the general day-to-day management of the business of the corporation and shall see that all resolutions of the Board and directives of the Chief Executive Officer are carried into effect.  The Chief Executive Officer and the President shall each have the power to execute in the corporate name all authorized deeds, mortgages, bonds, contracts or other instruments requiring a seal, under the seal of the corporation, except in cases in which the signing or execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

4.9 Vice President. Each Vice President shall have such powers and duties as the Board or the President assigns to him.

4.10 The Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall be the chief financial officer of the Corporation and shall be in charge of the Corporation's books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board or the President assigns to him.

4.11 The Secretary. The Secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the shareholders, shall be responsible for giving notice of all meetings of shareholders and of the Board, shall keep the seal and, when authorized by the Board, shall apply it to any instrument requiring it. Subject to the control of the Board, he shall have such other powers and duties as the Board or the President assigns to him. In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

4.12 Salaries. The Board may fix the officers' salaries, if any, or it may authorize the President to fix the salary of any officer.

5.    SHARES.

5.1  Certificates. The shares of the Corporation shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and shall be sealed with the Corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificates may be facsimile.

5.2 Transfers. Shares shall be transferable only on the Corporation's books, upon surrender of the certificate for the shares, properly endorsed. The Board may require an affidavit of the fact that a certificate has been lost, stolen or destroyed by the person claiming such fact and a satisfactory surety before issuing a new certificate to replace the certificate claimed to have been lost, stolen or destroyed.

5.3 Determination of Shareholders of Record. The Board may fix, in advance, a date as the record date for the determination of shareholders entitled to notice of or to vote at any meeting of the shareholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action.

6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

6.1. Indemnification in Actions Other Than By Right of the Corporation.

The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

6.2. Indemnification in Actions by Right of the Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such other court shall deem proper. The foregoing indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, agreement, vote of stockholders, or otherwise.

7.   MISCELLANEOUS.

7.1  Seal. The Board may adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation's name and the year and state in which it was incorporated. The Corporation may transact any and all business without the need for a corporate seal.

7.2 Fiscal Year. The Board may determine the Corporation's fiscal year. Until changed by the Board, the Corporation's fiscal year shall end on December 31.

7.3 Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the President or a Vice President of this Corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

7.4 Amendments. By-laws may be amended, repealed or adopted by the shareholders or by a majority of the entire Board, but any by-law adopted by the Board may be amended or repealed by the shareholders. If a by-law regulating elections of directors is adopted, amended or repealed by the Board, the notice of the next meeting of shareholders shall set forth the by-law so amended, repealed or adopted, together with a concise statement of the changes made.

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